Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 333-42586 of Lennar Corporation on Form S-3 of our reports dated January 9, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus and Prospectus Supplement dated March 30, 2001, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Miami, Florida
April 2, 2001